Investor Presentation April 2018 Exhibit 99.1

Safe Harbor This presentation is intended to be disclosure through methods reasonably designed to provide broad, non-exclusionary distribution to the public in compliance with the Securities and Exchange Commission (“SEC”) Fair Disclosure Regulation. This release contains certain “forward-looking'' statements, which are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements related to the expectations of Owens & Minor, Inc. (the “Company”) regarding the performance of its business, its financial results, its liquidity and capital resources, the Company’s ability to complete the transaction with Halyard Health Inc. (“Halyard”) referenced herein and any financial or Halyard or Company operational items related to the transaction or following the closing of the transaction, the ability of the Company to successfully implement the expense reduction and productivity and efficiency increasing initiatives of the Rapid Business Transformation, and other non-historical statements. Forward-looking statements involve known and unknown risks and uncertainties that may cause the Company’s actual results in future periods to differ materially from those projected or contemplated in the forward-looking statements. Important factors that could cause actual events or results to be materially different from the Company’s expectations with respect to the transaction with Halyard include, but are not limited to: the effect of the announcement of the transaction on the Company’s business relationships, operating results, share price or business generally; the occurrence of any event or other circumstances that could give rise to the termination of the definitive agreement relating to the transaction; the outcome of any legal proceedings that may be instituted against the Company related to the transaction; the failure to satisfy any of the conditions to completion of the transaction, including the receipt of all required regulatory approvals and antitrust consents; and the failure to realize the expected synergies and cost savings resulting from the transaction. Investors should refer to the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, filed with the SEC and subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with or furnished to the SEC, for a discussion of certain other known risk factors that could cause the Company’s actual results to differ materially from the Company’s current estimates. These filings are available at www.owens-minor.com. Given these risks and uncertainties, the Company can give no assurances that any forward-looking statements will, in fact, transpire and, therefore, caution investors not to place undue reliance on them. The Company specifically disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise. This presentation contains non-GAAP financial measures. For a reconciliation of the most directly comparable GAAP measure to each non-GAAP financial measure, see the Appendix. These non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and the reconciliations set forth in the Appendix should be carefully evaluated. This presentation is not an offer to sell, or a solicitation of an offer to buy, any securities of the Company. Any such offer would only be made pursuant to a prospectus, offering memorandum or other offering document. The Company has filed a registration statement (including a base prospectus) with the SEC and will file a prospectus supplement in connection with any offering thereunder. Before you invest in any such offering, you should read the base prospectus in that registration statement, the applicable preliminary prospectus supplement and the other documents the Company has filed with the SEC for more complete information about the Company and such offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Owens & Minor uses its website, www.owens-minor.com, as a channel of distribution for material company information, including news releases, investor presentations and financial information. This information is routinely posted and accessible under the Investor Relations section. The information contained in, or that can be accessed through, the Company’s website is not part of this presentation.

Agenda and Presenters Company Overview Strategy and Transformation Overview Target Overview Key Investment Highlights Historical Financial Overview Appendix Jon Leon Vice President and Corporate Treasurer Randy Meier Executive Vice President, Chief Financial Officer, and President, International

Company Overview

Company Overview Leading global healthcare solutions company that connects the world of medical products to the point of care Operations focused on delivering point of care services and providing our customers with a service portfolio that covers procurement, inventory management, delivery and sourcing of products for the healthcare market Customers include hospitals, integrated healthcare systems, group purchasing organizations, home health agencies, and the U.S. federal government For the year ended December 31, 2017, Owens & Minor generated Net Revenue and Adjusted EBITDA of $9.3 billion and $257 million, respectively A Global Healthcare Services Company $9+ billion of net revenue, Fortune 500 company; 136-year history, listed on NYSE (Ticker: OMI) ~8,600 teammates Connecting Medical Products to Point of Care 60+ facility network across 15 countries Supports millions of point-of-care solutions globally on an annual basis Thousands of healthcare provider customers Unique Position Addressing complexity for both providers and manufacturers Partnering with manufacturers, providers, and payors to enhance care ____________________ Note: For a reconciliation of Net Income to Adjusted EBITDA, see slide 40. FY 2017 Net Revenue by Geography FY 2017 Net Revenue by Segment

Domestic Distribution, logistics and value-added services for leading providers and manufacturers Network of distribution centers reaching multiple points of care nationwide Includes supplier management, analytics, inventory management, outsourced resource management, and clinical supply management Pan European network with locations across Europe Contract logistics services to the pharma, biotech and medical device industries Warehousing and transportation offerings include cold-chain, controlled-substances, repacking & kitting, and other value-added services Operations in U.S. and Ireland and a presence in China and Malaysia Help manufacturers and healthcare providers by sourcing, assembling, and delivering custom procedure kits and minor procedure kits & trays to the point-of-care efficiently and effectively Includes own proprietary MediChoice private label products which are sourced internally Total Revenue FY 2017 Net Revenue: $8,794mm (91% of Total) Proprietary International Total Revenue FY 2017 Net Revenue: $392mm (4% of Total) Total Revenue FY 2017 Net Revenue: $504mm (5% of Total) Current Business Segments ____________________ Note: Excludes intersegment revenue.

Post-Closing Business Segments Selected Examples What We Do Global Solutions Global Products Provider Solutions Manufacturer Solutions Third Party Payor Solutions Pro forma FY 2017 percentage of Net Revenue: 86% (1) Private label Clinical & Procedural Solutions – Medical Action & ArcRoyal Global Sourcing Halyard S&IP Pro forma FY 2017 percentage of Net Revenue: 14% (1) Post-transaction, Owens & Minor expects to operate two strategic business units: Global Solutions and Global Products S&IP Business ____________________ Includes full year FY 2017 revenue contribution from Byram of $467 million. Assumes that Global Products segment will consist of the Proprietary Products segment and S&IP.

Customers & GPOs Hospitals, Alternate Site Channels (“ASCs”), and Physicians Integrated Delivery Networks (“IDNs”) Group Purchasing Organizations (“GPOs”) Third Party Payors Customers and GPO relationships include: Suppliers / Manufacturers Purchase products from or provide services to most global manufacturers Includes largest and most influential healthcare manufacturers in the industry Includes pharmaceutical, biotechnology and medical device manufacturers Suppliers include: Primary Customers & Suppliers Owens & Minor provides medical products and services to the point of care, often on a daily basis, enabling provider partners to choose among leading healthcare brands without substitution State-of-the-art technologies and healthcare services and solutions expertise that manufacturers can trust Constant data gathering and analysis to help manufacturer and provider partners make informed strategic decisions ____________________ Note: Logos are the trademarks of their respective parties.

Strategic Partner of Choice for Providers & Manufacturers Primary Owens & Minor Counterparties Complexity Faced Key Counterparty Needs Type Examples Providers U.S. and EU-based: Hospitals IDNs Home Health Third Party Payors Pressure on pricing and reimbursement Regulatory uncertainty Transition to value-based payments Shift to lower-cost sites Evolving competitor set Partners to deliver optimal mix of services and products Change management Ability to operate across continuum of care Data and analytics to improve quality & efficiency Manufacturers & Suppliers U.S. and EU-based: Pharma Biotech Med Devices Med Supplies Third Party Payors Pressure / scrutiny on pricing Need to replenish pipeline of clinically differentiated products R&D cost pressure Value-based pricing models Outsource functions to maximize efficiency & savings Transparency in demand at point of care Data and analytics to allocate resources Programs that drive volume Owens & Minor is a strategic partner to both providers and suppliers as they face challenges in the global healthcare market

Strategy and Transformation Overview

A History of Growth 1880 1882 Owens & Minor Drug Company opens its first location in Richmond, Virginia 1950 1960 1970 1980 1990 2000 2010 2017 1988 Owens & Minor begins trading on the NYSE under the symbol OMI 2002 Creates MediChoice, the Company’s first private label line 1994 Acquires Stuart Medical 2006 Acquires acute-care medical and surgical distribution business of McKesson 2008 Acquires Burrows Company 2012 Begins expansion into the global market through acquisition of 2014 Acquires: Over the last 136 years, Owens & Minor has followed a path of reinvention to align its business with changes in the healthcare market 2017 Acquires 2018 Expected to acquire Halyard S&IP 1971 Owens & Minor goes public 1992 Divestiture of the drug business

Transformational Plan to Strengthen Competitive Position Why Change is Needed Executing the Strategy Market consolidation Increased complexity Outcomes based reimbursement Universal cost control pressures Consumerization of healthcare Regulatory Pressures Executing on a transformational plan to strengthen O&M’s competitive position Rapid business transformation process has identified measures deliverable by 2020 that would generate approximately $100-150 million of positive contribution to operating earnings on a run-rate basis Two transformative and synergistic acquisitions Refocusing our owned products strategy Organizing into two strategic business units (Global Solutions and Global Products) with seasoned leadership New business model creating shareholder value via new sources of profitable growth Prioritization of deleveraging

Transformation Strategy Key Transformation Strategies Build Most Intelligent Route to Market Expand Along Continuum of Care Become Preferred Outsourcer for Leading Manufacturers Transform via Data, Analytics, and Services Progress with new value proposition and solution offering Beginning to aggregate and analyze data for our customers to reduce complexity Entry to direct-to-patient market via Byram Healthcare acquisition Remain focused on ASCs and Physician Offices Connecting leading manufacturers to leading IDNs with technology and data to drive efficiencies Investing in point of care technology and services Halyard Health S&IP acquisition is expected to provide scale to existing product portfolio Winning new business in the U.S. and Europe Great progress; pilot programs continue to expand 4 3 2 1 Achievements to Date

Strategy Expands Our Addressable Market and Strengthens Margin Profile

Expands Addressable Market

- Leading player in the acute care setting
- Entered direct-to-patient services market through the acquisition of Byram
- S&IP acquisition brings an experienced, global sales force with direct channel access to acute care and non-acute care markets

Enhances Margin Profile

- Focused vertical strategy bolsters owned-brand product portfolio
- Profitability improves as business diversifies across continuum of care into non-acute care market
- Market-leading S&IP brands support margin due to premium products
- Data analytics enables the Company to provide higher margin value-added services



$70
$60
$50
$40
$30
$20
$10
$0
Market Size ($bn)
$40
$63
US Acute Disposable Equipment & Supplies
US Total Disposable Equipment & Supplies
Healthcare Data Analytics ~$10bn
Disposable Equipment & Supplies (International) ~$100bn
Expands Core Market
Adds New Legs of Growth



Acute Care Solutions Provider
Continuum of Care Solutions Provider
Owned-Brand Product Portfolio
Market-Leading Brands
Data / Analytics Solutions
Operating Margin

14

Source: IBIS World, Marketline, Technavia and company filings.

Rapid Business Transformation

- In Q1 2017, Owens & Minor unveiled its Rapid Business Transformation ("RBT") process to reduce expenses, increase efficiency and productivity and add significant operating income (to replace lost margin)
- Throughout 2017, the RBT process identified and implemented initiatives designed to drive better earnings and cash flow through efficiency and productivity gains, expense reduction and diversification of our services
- The RBT cost control and productivity initiatives include, but are not limited to, implementing warehouse and delivery efficiencies, reducing occupancy costs, information technology restructuring, and outsourcing certain manufacturer services
- These initiatives exceeded our initial RBT financial goals by achieving an approximately $50 million positive contribution to operating earnings in 2017 (on an actual basis) through cost reductions and operational improvements
- Owens & Minor has further identified additional measures deliverable by 2020 that, taken together with the measures implemented in 2017, would generate approximately $100 – $150 million of positive contribution to operating earnings on a run-rate basis (inclusive of the positive run-rate contribution achieved in 2017)
- Owens & Minor estimates the total non-recurring costs incurred to deliver the approximately $100 – $150 million of positive contribution will be in the range of approximately $55 million to $65 million, of which approximately $30 million was incurred in 2017

Rapid Business Transformation		
	2017 Positive Contribution Achieved	2020 Deliverable Contribution
Total	~$50mm	~$100 - $150mm

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Owens & Minor

Strategic Acquisitions

	Byram Healthcare	HALYARD S&IP Business
Transaction Value	**$380mm**	**$710mm**
Announcement Date	**May 2, 2017**	**November 1, 2017**
Financials	**FY 2017 Revenue: $467mm** **FY 2017 Adjusted EBITDA: $37mm**	**FY 2017 Revenue: $1,013mm(1)** **FY 2017 Adjusted EBITDA: $83mm**
Expected Synergies	**--**	**Anticipated ~$13.5 million in 12 months post transaction close with potential upside**
Other Highlights	▪ A leading direct to patient home solutions provider ▪ Portfolio of over 600 payor contracts ▪ Dedicated infrastructure to support claims filing and collections processes ▪ More than 900 teammates	▪ Focused, market leading global medical products – Surgical drapes & gowns, medical exam gloves, sterilization wraps, facial protection, protective apparel ▪ Expected to enhance cash flow

Note: For a reconciliation of Net Income to Byram Adjusted EBITDA, see slide 41. For a reconciliation of Net Income to S&IP Adjusted EBITDA, see slide 42.

(1) Represents total annual revenue with approximately $750 million of incremental revenue (deducts for S&IP revenue from Owens & Minor).

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Owens & Minor

Byram Acquisition

Strategic Rationale

- **Attractive channel with strong growth, supported by aging of U.S. population**
- **Extends O&M presence across the continuum of care**
- **Cultural fit**
- **Expands capabilities and expertise**
  - Complements transaction processing
  - Gain expertise in managing third party reimbursement
  - Customer-facing sales force
  - Relevant to acute care customers
- **Financially attractive**
  - $467 million revenue for FY 2017 with a more attractive historical growth profile as compared to O&M's recent trends
  - Accretive to earnings

Transaction Overview

- Owens & Minor acquired Byram Healthcare on August 1, 2017 for approximately $380 million representing a 12.1x transaction multiple
- Byram is a leading domestic distributor of medical supplies sold directly to patients and home health agencies
  - The acquisition diversifies the Company's revenue streams with higher margin business and aligns the Company's strategy to expand along the continuum of care and adapt to a changing healthcare landscape
  - Establishes a significant presence in a fragmented market (Byram is a leading player) and allows the Company to pursue a higher margin, higher growth business
- Byram contributed $209 million of revenue to the Domestic segment in FY 2017 (five months)
- Following the acquisition, Owens & Minor has successfully transitioned Byram under the O&M umbrella

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Owens & Minor

Byram Healthcare Business Overview Business Description Direct-to-patient distributor of medical supplies in the United States, reimbursed by health insurance providers Major product segments: ostomy, diabetes, urology, wound care, incontinence and breast pumps Chronic conditions that require regular care; both direct-to-patient and via home health agencies Key Highlights Footprint Top Customers Leading market player Targeted market strategy Population density Attractive demographics Unrivalled Managed Care access Continued market shift to Managed Care Attractive state Medicaid programs in target markets Product specialization through Centers of Excellence (COEs) ____________________ Note: Logos are the trademarks of their respective parties.

Strategic Rationale of S&IP Transaction Augments owned-brand portfolio Gain scale with targeted vertical integration Leverages existing relationships in acute and non-acute care settings Expands global presence Accelerates strategy to deliver value at the point of care Product opportunity extends along the continuum of care to the direct-to-patient market Financially and strategically compelling Opportunity to increase profitability of Proprietary Products segment Expands sourcing scale and capabilities ____________________ Represents total annual revenue with approximately $750 million of incremental revenue (deducts for S&IP revenue from Owens & Minor). For a reconciliation of Net Income to S&IP Adjusted EBITDA, see slide 42. Expected cost to achieve synergies is not currently estimable but could be significant. Owens & Minor announced the S&IP transaction on November 1, 2017 for approximately $710 million, acquiring over $1.0 billion(1) of annual revenue and $83 million of Adjusted EBITDA(2) for the year ended December 31, 2017 Approximately $13.5 million of annual cost synergies expected to be achieved within 12 months following transaction closing followed by potential synergy upside (3) Strategic Rationale Transaction Overview

Evolution from Distributor to Global Healthcare Solutions Provider Valued-added partner to providers and manufacturers across continuum of care Bundle branded products with services and technology that solve complexity, lowering total cost & elevating quality of care Post S&IP transaction, owned products expected to increase from 5% to 14% of pro forma 2017 net revenue (1) Global footprint, supply chain solutions Strategic business units to drive accountability and results Long-term earnings growth, underpinned by top-line growth and productivity improvements U.S.-based medical supplies distributor to acute care hospitals Historical Position: Well Positioned for the Future: FY 2010 Net Revenue FY 2014 Net Revenue FY 2017 Net Revenue (2) PF FY 2017 Net Revenue (2) ____________________ Owned product portfolio expected to consist of Proprietary Products segment and S&IP. Includes full year 2017 revenue impact from Byram of $467 million, excludes deduction for intersegment revenue, and includes $1,013 million of S&IP revenue. Net Revenue by Segment

Target Overview

Main product categories consist of surgical drapes and gowns, medical exam gloves, sterilization wraps, facial protection, and protective apparel Halyard S&IP Business Snapshot Leading global provider of medical supplies and solutions for the prevention of healthcare-associated infections across the acute and alternate site channels #1 Market leader with a portfolio of high-end differentiated products Global sales force with broad healthcare market access: markets and sells directly to hospitals, clinicians, and end users in approximately 90 countries World class manufacturing and supply chain: Manufactures a majority of its products in facilities throughout the US, Thailand, Honduras, and Mexico #1 US acute market position by dollar sales in surgical drapes and gowns, sterilization wraps and facial protection in 2016 Leading U.S. positions in its other product categories, including medical exam gloves, protective apparel, and other Strong brand recognition across developed markets (U.S., Japan, Australia, Western Europe) S&IP uses a wide variety of raw materials and other inputs in its production process and delivery systems Procurement strategies have been developed for the two major categories of spend, polymer and nitrile FY 2017 Net Sales by Geography (1) FY 2017 Net Sales by Product Category (1) ____________________ Excludes sales to Kimberly-Clark of approximately $54 million.

Leading Market Positions

Category	Product	% of 2017 Sales	U.S. Market Position (1)	U.S. Market Position
Surgical Drapes and Gowns		34%	#1	▪ Over 600+ patents for advanced non-woven fabrics ▪ Unique product designs, along with proprietary materials, enable S&IP to create low cost OR solutions ▪ Recognized brands include MICROCOOL, AEROBLUE, and AEROCHROME
Medical Exam Gloves		31%	#3	▪ Nitrile and vinyl exam gloves provide a latex-free portfolio with multiple levels of protection from exposure to blood-borne pathogens ▪ Leading brands, including PURPLE, LAVENDER, and STERLING have patented technology
Sterilization Wraps		15%	#1	▪ Provides complete portfolio to keep sterilized surgical instruments protected and ready to use ▪ Latest wraps provide bacterial filtration >99%
Facial Protection		10%	#1	▪ Includes standard and fluid-resistant masks, particulate respirators, eyewear, and face shields ▪ FLUIDSHIELD is a market leader in fluid-resistant facial protection with trademark orange color
Protective Apparel		7%	#2	▪ Among the leading providers of protective apparel in the U.S. ▪ Provides isolation gowns, lab coats, professional jackets as well as headwear and footwear

23

(1) *Represents acute market share based on dollar spend for the year ended December 31, 2016 per IMS.*

Owens & Minor

Overview of Customers FY 2017 Net Sales by Geography FY 2016 North America Net Sales by Care Setting S&IP’s direct and end customer base consists of a wide variety of IDNs, GPOs, and hospitals, with Owens & Minor representing its largest direct customer S&IP supports customer sales through a dedicated global sales force of approximately 150 professionals Sales professionals are supported by clinical field specialists, field sales trainers, and customer service representatives Direct sales focuses effort on acute care hospitals by accessing multiple call points, including the OR and infection prevention services to maximize sales of the S&IP suite of products Sales to large IDNs and GPOs are assisted by a national sales account team ____________________ Note: Logos are the trademarks of their respective parties. Select Customers

Overview of Expected Cost Synergies Cost reductions of distributing higher margin S&IP products instead of higher cost comparable products sourced from third parties and substituting S&IP gloves in place of comparable products Expected benefits from increased spend given scale and supplier concentration, contract renegotiation, and competitive bidding; estimate is conservative given limited overlap in major direct material categories between Owens & Minor and S&IP Strategically sourcing common carrier rates and lanes for full truck load shipments (consolidation of suppliers and aggregate spend) Insourcing of less than truck load shipments and leverage our private fleet Consolidation of the S&IP distribution center in Ontario, CA with three to four Owens & Minor distribution centers, elimination of third party logistics profit by insourcing warehouse and logistics management, and eliminate handling of S&IP products by multiple distribution centers Expected savings from local sales representation in all geographies (less outsourcing), rationalization of marketing costs, and reallocation of Owens & Minor resources to direct sales Rationalization of redundant corporate expenses such as corporate offices, finance, human resources, and legal and business services Eliminated Cost Paid to Third Parties for Certain Products Procurement Logistics & Distribution SG&A and Corporate Overhead Additional run-rate synergy upside expected to be deliverable by 2020 (1) Owens & Minor has a clear, executable plan to integrate S&IP’s operations and achieve significant synergy potential ____________________ Expected cost to achieve synergies is not currently estimable but could be significant. (1)

Key Investment Highlights

Leading Global Healthcare Solutions Company Well Positioned to Succeed S&IP Business Focused Vertical Approach New Markets Across Continuum of Care Strong Core Acute Care Offering Meaningful Synergies from Channel Access + Market Leading Owned / Sourced Products

Key Investment Highlights Transformation to a Global Healthcare Solutions Business with a Diversified Business Model and Focused Vertical Approach Strong and Diverse Customer Base and Manufacturing Relationships with Market-Leading Brands Global Scale and Expected Synergies Position Owens & Minor for Future Growth Experienced Management Team 1 2 3 4

Transformation to a Global Healthcare Solutions Business with a Diversified Business Model and Focused Vertical Approach 1 S&IP Products S&IP Manufacturing Facilities Plant Country Main Product Categories Lexington, NC Mill USA Sterilization wraps, surgical drapes and gowns, protective apparel Acuna Mexico Facial protection, sterilization wrap Nogales III Mexico Surgical drapes and gowns Avent de Honduras Honduras Surgical drapes and gowns Safeskin – SSMT Mill Thailand Medical exam gloves Focused Vertical Approach S&IP has strong brand recognition across developed markets in which Owens & Minor does business #1 U.S. market positions for the surgical drapes and gowns, sterilization wraps and facial protection product groups as of 2016 Leading market positions for its other products as of 2016 S&IP’s global sales force and manufacturing capabilities expected to enhance Owens & Minor’s owned brand portfolio OMI is a manufacturing partner that helps manufacturers launch, market and sell products Addition of a market leading manufacturing capability raises OMI’s importance to customers Owens & Minor expects to leverage its significant scale as a services company to increase the scale of S&IP’s product distribution Further private label penetration is a potential catalyst for increased sales growth to OMI’s existing customers Several S&IP products are expected to be used post-acquisition in the Company’s kitting business in lieu of third party products Expected to increase S&IP volume from direct channel access to Owens & Minor’s existing customers, additional service-based revenue and enhancing operating margins

Strong and Diverse Customer Base and Manufacturing Relationships with Market-leading Brands 2 Selected Acute Care & Manufacturer Customers Selected Non-Acute Care Customers Selected Home Health Customers Owens & Minor has a diversified mix of products and services across the care continuum A market leader in the acute care setting Other services diversified across non-acute care settings, such as ambulatory surgery centers, physician offices and home health settings Acquisition of Byram brought access to its network of patients and home health agencies Acquisition of S&IP expected to add trusted products through direct channel access to both acute care and non-acute care markets Physician Offices Outpatient Surgery Centers ____________________ Note: Logos are the trademarks of their respective parties.

Strong and Diverse Customer Base and Manufacturing Relationships with Market-leading Brands 2 Owens & Minor Top Customers (2017 Net Revenue) S&IP Top Customers (2017 Gross Sales) S&IP features a diverse customer base of hospitals, IDNs, and GPOs which are supported by a global sales force team S&IP supports its product sales by maintaining positive GPO relationships to maintain consistent product pricing and by focusing sales efforts on specific hospitals to drive volume-based purchasing decisions S&IP’s global sales force directly negotiates contracts, including volume-based incentives, to hospital and alternate site customers to drive sales and provide visibility into future revenues Owens & Minor Customer Relationships S&IP Customer Relationships Owens and Minor maintains a diverse range of customers including multi-facility networks of healthcare providers (IDNs), smaller, independent hospitals, surgery centers, and physicians’ practices The Company’s hospital relationships are multi-year relationships that have high switching costs due to the complexity of replacing a distributor and creation of disruption in key areas of hospital inventory Separate relationships are maintained with most hospital customers that may or may not be based on a GPO agreement Average length of relationship with top 10 customers is 15 years Owens & Minor also maintains contracts to provide distribution services to a number of national GPOs, including Vizient, Premier, Inc., and HealthTrust Purchasing Group (HPG) Recently signed 3 – 5 year extensions with 3 largest GPO relationships The Company maintains active renewal dialogue with all upcoming contract expirations

Global Scale and Expected Synergies Position Owens & Minor for Future Growth 3 Where We Operate Commentary O&M Current Operations Incremental locations acquired via S&IP Note: Post-transaction countries also include South Africa. Americas EMEA Asia-Pacific Opportunity for future growth through diversified revenue stream, broader geographic footprint and enhanced customer base Post-transaction, Owens & Minor is expected to operate in 25 countries with approximately 17,000 teammates worldwide S&IP is expected to bring clinically focused, global sales team to expand geographic reach Augmented owned brand portfolio expected to increase from 5% to 14% of pro forma 2017 net revenue (1) Increased scale and diversification with targeted vertical integration ____________________ Owned product portfolio expected to consist of Proprietary Products segment and S&IP.

Experienced Management Team 4 Name & Title Background P. Cody Phipps President & CEO Joined Owens & Minor as its President & Chief Executive Officer effective July 1, 2015 Formerly served as President and CEO of Essendent and was a Partner at McKinsey & Company, where he co-founded and led its Service Strategy and Operations Initiative Serves on the board of directors of R.R. Donnelley & Sons Company (since 2015) Richard “Randy” Meier EVP, CFO & President – International Joined Owens & Minor in March 2013 Formerly served as Executive Vice President and CFO of Teleflex and as President and Chief Operating Officer of Advanced Medical Optics Serves as Lead Director and Chair of Audit Committee of BioMarin Pharmaceuticals Chris Lowery President, Global Products Joined Owens & Minor in January 2018 Formerly Senior Vice President and Chief Operating Officer of Halyard Health, Inc. since its spin-off from Kimberly-Clark in November 2014, Vice President of Sales and Marketing at Kimberly-Clark Health Care, and several senior marketing and sales roles at Covidien Stuart Morris-Hipkins President, Global Solutions Joined Owens & Minor in March 2017 Has over 20 years of global leadership experience, including former Executive Vice President of Owens & Minor’s Global Manufacturer Services and Senior Vice President and General Manager at Smith and Nephew, PLC

Summary of Investment Highlights

1 Transformation to a Global Healthcare Solutions Business with a Diversified Business Model and Focused Vertical Approach

- Owens & Minor's scale and efficiency, which is expected to be boosted by the addition of the S&IP owned-brand product portfolio, allows it to provide vital supply chain services to its hospital, IDN, GPO, and alternate site customers
- S&IP owns a market-leading product portfolio, which holds leading U.S. market positions and has strong brand recognition across developed markets, and complements Owens & Minor's existing portfolio of brands
- Several S&IP products are expected to be used in our kitting business in lieu of third party products, which is expected to increase S&IP volume from more direct channel access, thereby providing additional service-based revenue and enhanced operating margins

2 Strong and Diverse Customer Base and Manufacturing Relationships with Market-leading Brands

- While maintaining its position as a market leader in acute care, Owens & Minor has expanded its services to the non-acute care setting including ambulatory surgery centers, physician offices and home health
- Through the acquisition of Byram, a leading direct-to-patient services provider, Owens & Minor gained access to a network of patients and home health agencies
- Longstanding relationships with customers gives Owens & Minor unparalleled insight into the purchasing data of those customers, differentiating the service that Owens & Minor is able to provide
- S&IP's customer relationships reflect the quality and brand recognition of its products among acute care entities

3 Global Scale and Expected Synergies Position Owens & Minor for Future Growth

- Owens & Minor is expected to enhance its geographic footprint through S&IP's global salesforce and manufacturing facilities
  - Following the acquisition, Owens & Minor expects to have a presence in over 90 locations with roughly 17,000 teammates
- That footprint is expected to create opportunities to partner with more manufacturers, and offer products to more end markets
- The S&IP acquisition is in line with the existing acquisition strategy of vertically integrating the Owens & Minor business
- Owens & Minor will leverage its familiarity with S&IP's product offering as S&IP's largest customer prior to the acquisition

4 Experienced Management Team

- The management team brings together a wealth of experience from diverse sources, both internal and external
- P. Cody Phipps, CEO of Owens & Minor since July 2015, led the Byram acquisition and expansion to direct-to-consumer
  - Recently served as CEO of United Stationers Inc. (rebranded as Essendant) where he oversaw the expansion into adjacent products and services, online channels, and developed enhanced logistics services for manufacturers

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Owens & Minor

Historical Financial Overview

Owens & Minor Historical Financial Performance Capital Expenditures Net Revenue Adjusted EBITDA (1) Free Cash Flow (2) $ in millions $ in millions $ in millions $ in millions ____________________ For a reconciliation of Net Income to Adjusted EBITDA, see slide 40. Free cash flow defined as Adjusted EBITDA less capital expenditures. For a reconciliation of Net Income to free cash flow, see slide 40.

Owens & Minor Recent Performance Q4 2017 vs. Q4 2016 Revenue: Addition of Byram Healthcare offset price compression in the Domestic segment, driving modest quarter over quarter total top-line growth Proprietary Products were negatively impacted by lower revenues from sourced products Gross Margin & Operating Earnings: Gross margin increased due to the impact of Byram Healthcare, partially offset by the impact of lower revenues and lower income from manufacturer product price changes Increased SG&A expenses were driven by decreased sales activity, partially offset by cost control and productivity initiatives FY 2017 vs. FY 2016 Revenue: Net revenue declined primarily as a result of the exit of a large domestic customer in 2016 Lower growth with existing customers when compared to 2016 Gross Margin & Operating Earnings: Operating earnings were negatively affected by increased production costs in the Proprietary Products segment and margin pressure in the Domestic distribution business, which was partially offset by cost control initiatives

Halyard S&IP Historical Financial Performance Net Sales Adjusted EBITDA(1) $ in millions $ in millions Capital Expenditures $ in millions Free Cash Flow (2) $ in millions ____________________ For a reconciliation of Net Income to S&IP Adjusted EBITDA, see slide 42. Free cash flow defined as S&IP Adjusted EBITDA less capital expenditures. For a reconciliation of Net Income to free cash flow, see slide 42.

Appendix

Owens & Minor Adjusted EBITDA Reconciliation

($ in millions)	FYE December 31,				
	2013	2014	2015	2016	2017
Net Income	$110.9	$66.5	$103.4	$108.8	$72.8
Interest Expense	13.1	18.2	27.1	27.1	31.8
Income Tax Provision (Benefit)	74.1	60.0	69.8	63.8	(15.3)
Depreciation and Amortization	50.6	63.4	66.0	55.4	59.4
1 Increase (Decrease) in LIFO Reserve	(2.3)	7.6	0.7	(0.8)	4.4
2 Stock Based Compensation Expense	6.4	8.2	11.3	12.0	11.9
3 Acquisition-Related Charges	3.5	16.1	9.8	1.2	17.3
4 Exit & Realignment Charges	8.9	26.7	18.6	23.5	43.4
5 SaaS Implementation Costs	--	--	--	--	13.4
Fair Value Adjustment Related to Purchase Accounting	--	(3.7)	--	--	--
Loss on Early Retirement of Debt	--	14.9	--	--	--
Other	--	3.9	(1.5)	--	--
6 Byram EBITDA Pre-Acquisition	--	--	--	--	17.5
Adjusted EBITDA (1)	**$265.2**	**$281.8**	**$305.3**	**$290.9**	**$256.6**
Capital Expenditures	(60.1)	(70.8)	(36.6)	(30.1)	(50.7)
Free Cash Flow (1)	**$205.1**	**$211.0**	**$268.7**	**$260.8**	**$205.9**

1. LIFO charges and credits are non-cash and related to price appreciation or deflation and year-end inventory levels
2. Share-based compensation expense is a non-cash charge recognized over the vesting period of the restricted stock issuances
3. Acquisition-related charges in 2017 were primarily transaction and transition costs associated with the acquisition of Byram and the upcoming Halyard S&IP transaction. Prior year amounts related primarily to costs incurred to settle certain obligations and address other on-going matters associated with the acquisitions of ArcRoyal and Medical Action
4. Exit and realignment charges in 2017 were associated with severance from reduction in force and other employee costs associated with the establishment of our new client management centers, the write-down of information system assets which are no longer used and other IT restructuring charges. Charges in 2016 included severance activities and other costs associated with our strategic organizational realignment which included certain professional fees and costs to streamline administrative functions and processes in the U.S. and Europe
5. Software as a Service implementation (SaaS) costs associated with the upgrading of global IT platforms in connection with the redesign of our global information system strategy
6. Byram Adjusted EBITDA reconciliation:

($ in millions)	Seven Months Jan 2017 - July 2017
Net income (GAAP)	($1.4)
Interest expense	0.3
Income Tax Provision (Benefit)	3.1
Depreciation and Amortization	3.6
Transaction Expenses	10.2
IC Recharges from Parent Company	1.7
Adjusted EBITDA	**$17.5**

(1) The Company believes that Adjusted EBITDA and free cash flow provide meaningful supplemental information about its operating performance because these metrics exclude amounts that the Company does not consider part of its core operating results when assessing its performance. Management uses these non-GAAP financial measures internally to evaluate the Company's performance, evaluate the balance sheet, engage in financial and operational planning and determine incentive compensation. Adjusted EBITDA is also used for certain covenants and restricted activities under the Company's debt agreements.

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Byram Adjusted EBITDA Reconciliation ____________________ The Company believes that Adjusted EBITDA provides meaningful supplemental information about Byram’s operating performance because these metrics exclude amounts that are not considered part of its core operating results when assessing its performance.

S&IP Adjusted EBITDA Reconciliation

($ in millions)	FYE December 31,		
	2015	2016	2017
Net Income	($457.0)	$8.0	$0.2
Income Tax (Benefit) Provision	7.4	6.5	(6.2)
Depreciation & Amortization	24.0	23.4	24.1
EBITDA	**($425.6)**	**$37.9**	**$18.1**
1 Corporate P&L	$546.9	$75.4	$76.4
2 Other Carve-out Adjustments	0.3	4.4	2.0
Post-spin one-time, out of period items	(0.7)	0.8	--
3 Transaction perimeter adjustments	2.1	(1.3)	0.7
4 LIFO adjustment	(5.2)	(2.1)	1.1
5 Capitalized variances	0.4	(0.6)	2.3
Enayah royalty revenue normalization	--	0.5	(0.5)
Out-of-period chargeback adjustments	--	(0.4)	0.4
Distribution expense accrual reversal	--	0.5	(0.5)
Passed audit adjustment	(0.4)	--	--
Depreciation and amortization variance	0.4	(2.2)	--
6 Standalone adjustment & Hourly Benefits Overaccrual	(5.6)	(15.4)	(16.9)
Adjusted EBITDA [(1)]	**$112.6**	**$97.5**	**$83.3**
Capital Expenditures	(26.9)	(11.1)	(14.7)
Free Cash Flow [(1)]	**$85.7**	**$86.4**	**$68.6**

1. Under GAAP, Halyard corporate overhead expense is allocated based on revenue or headcount allocation percentages. S&IP management performed an analysis to estimate the costs for the S&IP business to operate on a stand-alone basis. This adjustment is to exclude costs applied to the Halyard S&IP business under GAAP that are not expected to burden the S&IP business on a stand-alone basis.
2. Includes adjustments relating to capitalized variances, EMEA customs and duties, Kimberly Clark royalty revenue, pension adjustments, and depreciation and amortization (to bridge from segment reported amounts to the carve-out financials)
3. Includes adjustments for certain items related to the transaction perimeter including rolled goods, Kimberly Clark royalty revenue, and Enayah minority interest
4. Management tracks inventory on a FIFO basis but reports financials on a LIFO basis
5. S&IP records inventory on a FIFO basis and records variances in the P&L in the month incurred rather than capitalizing and recording upon sale; this adjustment reflects capitalizing variances historically
6. Represents management's estimates of incremental costs for S&IP to operate as a standalone business, rather than as a separate unit within a larger corporate organization

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(1) The Company believes that EBITDA, Adjusted EBITDA, and free cash flow provide meaningful supplemental information about S&IP's operating performance because these metrics exclude amounts that are not considered part of its core operating results when assessing its performance.

Owens & Minor